                                                                    EXHIBIT 11.0
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                               For the Year Ended December 31, (a)(b)
                          ----------------------------------------------------
BASIC                       2001      2000       1999       1998       1997
-----                     --------  ---------  ---------  ---------  ---------
Income from continuing
 operations.............. $310,920  $ 170,177  $ 108,387  $ 328,253  $ 289,794
Loss from discontinued
 operations..............      --    (601,146)  (190,760)  (122,200)  (467,905)
Deduct: Dividends on
 convertible preferred
 stock...................      --         --      (3,980)    (7,960)   (10,505)
                          --------  ---------  ---------  ---------  ---------
Income (loss) before
 cumulative effect of
 change in accounting
 principles and
 extraordinary item for
 computation of income
 per share...............  310,920   (430,969)   (86,353)   198,093   (188,616)
Cumulative effect of
 change in accounting
 principles..............  (12,001)       --         --         --         --
Extraordinary item.......      --         --         --         --      (4,610)
                          --------  ---------  ---------  ---------  ---------
Net income (loss)
 applicable to common
 shares.................. $298,919  $(430,969) $ (86,353) $ 198,093  $(193,226)
                          ========  =========  =========  =========  =========
Applicable Shares for
 Computation of Income
 (Loss) per Share:
  Weighted average common
   shares outstanding....  430,983    426,166    414,186    390,210    369,870
                          ========  =========  =========  =========  =========
Basic Income (Loss) Per
 Common Share:
  Income from continuing
   operations............ $   0.72  $    0.40  $    0.25  $    0.82  $    0.76
  Loss from discontinued
   operations............      --       (1.41)     (0.46)     (0.31)     (1.27)
  Cumulative effect of
   change in accounting
   principles............    (0.03)       --         --         --         --
  Extraordinary item.....      --         --         --         --       (0.01)
                          --------  ---------  ---------  ---------  ---------
    Net income (loss) per
     common share........ $   0.69  $   (1.01) $   (0.21) $    0.51  $   (0.52)
                          ========  =========  =========  =========  =========

--------
(a) Consolidated financial information for 1997-1999 has been restated retroactively for the effects of the May 1999 merger with The Learning Company, Inc. ("Learning Company"), accounted for as a pooling of interests. As more fully described in Note 13 to the Consolidated Financial Statements, the Consumer Software segment, which was comprised primarily of Learning Company, was reported as a discontinued operation effective March 31, 2000, and the consolidated financial statements were reclassified to segregate the net investment in, and the liabilities and operating results of the Consumer Software segment. Consolidated financial information for 1997 has been restated retroactively for the effects of the March 1997 merger with Tyco Toys, Inc. ("Tyco"), accounted for as a pooling of interests.

(b) Per share data reflect the retroactive effect of the mergers with Learning Company and Tyco in 1999 and 1997, respectively.

                                                                    EXHIBIT 11.0
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                For the Year Ended December 31, (a)(b)
                           ----------------------------------------------------
DILUTED                      2001      2000       1999       1998       1997
-------                    --------  ---------  ---------  ---------  ---------
Income from continuing
 operations..............  $310,920  $ 170,177  $ 108,387  $ 328,253  $ 289,794
Loss from discontinued
 operations..............       --    (601,146)  (190,760)  (122,200)  (467,905)
Add: Interest savings,
 net of tax, applicable
 to:
  Assumed conversion of
   7% Notes..............       --         --         --         --         479
Deduct: Dividends on
 convertible preferred
 stock...................       --         --      (3,980)    (7,960)   (10,505)
                           --------  ---------  ---------  ---------  ---------
Income (loss) before
 cumulative effect of
 change in accounting
 principles and
 extraordinary item for
 computation of income
 per share...............   310,920   (430,969)   (86,353)   198,093   (188,137)
Cumulative effect of
 change in accounting
 principles..............   (12,001)       --         --         --         --
Extraordinary item.......       --         --         --         --      (4,610)
                           --------  ---------  ---------  ---------  ---------
Net income (loss)
 applicable to common
 shares..................  $298,919  $(430,969) $ (86,353) $ 198,093  $(192,747)
                           ========  =========  =========  =========  =========
Applicable Shares for
 Computation of Income
 (Loss) Per Share:
  Weighted average common
   shares outstanding....   430,983    426,166    414,186    390,210    369,870
  Weighted average common
   equivalent shares
   arising from:
    Dilutive stock
     options.............     4,765        960      3,920      8,501      5,665
    Assumed conversion of
     convertible
     preferred stock.....       --         --       6,510     18,000      1,438
    Assumed conversion of
     notes...............       --         --         --         --         589
    Stock subscription
     and other warrants..       418        --         606      4,812      1,165
    Nonvested stock......       --         --          59        184        --
                           --------  ---------  ---------  ---------  ---------
Weighted average number
 of common and common
 equivalent shares.......   436,166    427,126    425,281    421,707    378,727
                           ========  =========  =========  =========  =========
Diluted Income (Loss) Per
 Common Share:
  Income from continuing
   operations............  $   0.71  $    0.40  $    0.25  $    0.76  $    0.74
  Loss from discontinued
   operations............       --       (1.41)     (0.45)     (0.29)     (1.24)
  Cumulative effect of
   change in accounting
   principles............     (0.03)       --         --         --         --
  Extraordinary item.....       --         --         --         --       (0.01)
                           --------  ---------  ---------  ---------  ---------
  Net income (loss) per
   common share..........  $   0.68  $   (1.01) $   (0.20) $    0.47  $   (0.51)
                           ========  =========  =========  =========  =========

--------
(a) Consolidated financial information for 1997-1999 has been restated retroactively for the effects of the May 1999 merger with Learning Company, accounted for as a pooling of interests. As more fully described in Note 13 to the Consolidated Financial Statements, the Consumer Software segment, which was comprised primarily of Learning Company, was reported as a discontinued operation effective March 31, 2000, and the consolidated financial statements were reclassified to segregate the net investment in, and the liabilities and operating results of the Consumer Software segment. Consolidated financial information for 1997 has been restated retroactively for the effects of the March 1997 merger with Tyco, accounted for as a pooling of interests.

(b) Per share data reflect the retroactive effect of the mergers with Learning Company and Tyco in 1999 and 1997, respectively.